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                                                                  EXHIBIT 99.2


FOR IMMEDIATE RELEASE:

Contact:          AFFYMETRIX, INC.                   PERLEGEN SCIENCES, INC.
                  Edward M. Hurwitz                  Brad Margus
                  Vice President and                 Chief Executive Officer
                  Chief Financial Officer            (408) 731-5347
                  (408) 731-5000

                  Anne Bowdidge
                  Director of Investor Relations
                  (408) 731-5925

             AFFYMETRIX ANNOUNCES FORMATION OF NEW GENOMICS COMPANY:
                                PERLEGEN SCIENCES

            -- NEW COMPANY WILL READ 50 HUMAN GENOMES IN ONE YEAR --

SANTA CLARA, CA -- OCTOBER 3, 2000 -- Affymetrix, Inc. (NASDAQ: AFFX) announced today that it has formed a new genomics subsidiary called Perlegen Sciences, Inc. The new company plans to employ approximately $100 million in third party financing and Affymetrix' latest DNA scanning technology to read 50 genomes and identify the millions of genetic variations between individuals and find patterns in those variations. It will then work with pharmaceutical partners to associate the patterns with health factors and drug responses.

Perlegen Sciences will utilize Affymetrix' microchip-based DNA scanning capability, recruit additional scientists, scale up biological sample processing and build a massive database system in order to become a source of information about patterns of genetic variation between individuals and how those patterns are associated with health and disease. Once it has scanned 50 genomes, the new company will use these technologies and the patterns to scan entire genomes of specific patient populations provided by pharmaceutical partners.

Brad Margus, who was recruited earlier this year to head the genome scanning project at Affymetrix, will be the Chief Executive Officer of Perlegen Sciences. An executive who has also been a national advocate for biological research on behalf of people impacted by genetic disorders, Margus believes that the new company's approach will have significant commercial and societal value. "This new biotech firm will be first in showing that genome-wide genetic differences play an important role in how the body reacts to the environment, develops disease or responds to drugs. We hope to demonstrate an entirely new paradigm of whole genome patterning," noted Margus. "Scientists will be able to understand how an individual's many genes interact with each other, greatly accelerating the drug development process and increasing the research productivity of drug companies."

The new company will initially have exclusive access to whole wafer technology developed by Affymetrix, the industry leader in DNA array technology. The genome scanning technology now being used by Perlegen Sciences includes novel substrate chemistry, wafer synthesis, sample preparation and innovative scanning techniques that allow for the production of DNA arrays that place over 60 million DNA probes on a single glass substrate. Perlegen Sciences will become a major customer of Affymetrix. Affymetrix will retain a substantial equity position in Perlegen Sciences.

In conjunction with the highest resolution scanning technology available to read each DNA sample, Perlegen Sciences will also be using a somatic cell genetic approach to separate each pair of a person's chromosomes before reading the individual's genetic profile. In taking this extra step, which involves fusing human cell lines with rodent cells, Perlegen Sciences will be able to detect genetic variations in each chromosome separately.

"By identifying millions of biologically significant variations between individuals and associating genome-wide patterns with clinical findings, we'll help researchers around the world narrow their searches for genes that affect the management of health," said David R. Cox, M.D., Ph.D., who will be Scientific Director for the new

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company. Cox, professor of pediatrics and genetics at the Stanford University
School of Medicine and co-director of Stanford's Genome Center, took a sabbatical from Stanford earlier this year in order to lead the scientific effort at Affymetrix to scan entire genomes. "I wanted to be part of this ambitious plan to compare the entire DNA profile of numerous individuals for the first time in history," Cox explained.

Earlier this year, industry and government funded scientists announced that they had finished sequencing the entire genetic code of a human being, reaching a major milestone in biological research. Stephen Fodor, Ph.D., Chairman and Chief Executive Officer of Affymetrix, believes that comparing the genetic profiles of numerous individuals will create enormous value. "So far, no one has had adequate technology to look at whole genome patterns found across many individuals," said Fodor who will serve as the new firm's Chairman. "It's thrilling to see the power of Affymetrix' technology once again being exploited for new opportunities."

A Scientific Advisory Board will guide the new company from a scientific view. Initial advisors include Nobel Laureate Paul Berg, Ph.D. who is Cahill Professor in Cancer Research, Emeritus and Director of the Beckman Center for Molecular Medicine and Genetic Medicine at Stanford University School of Medicine; Aravinda Chakravarti, Ph.D., Director of the Johns Hopkins School of Medicine's McKusick-Nathans Institute for Genetic Medicine; Jasper Rine, Ph.D., Professor of Genetics in the Department of Molecular and Cellular Biology at the University of California, Berkeley; Edward Rubin, M.D., Ph.D., Head of the Department of Genome Sciences at Lawrence Berkeley National Laboratory; and Lubert Stryer, M.D., Winzer Professor in the School of Medicine and Professor of Neurobiology at Stanford University.

As an example of how the new company's technology might be applied, Margus pointed to disorders such as Alzheimer's, cancer or hypertension that scientists suspect are caused by the effects of many genes rather than just one. "In order to identify the genes involved in these complex diseases," Margus said, "researchers need to compare the DNA of many individuals who have the disease to the DNA of many people who don't have the disease. Until now there hasn't been any quick, reliable and cost effective way to do this."

"Similarly, if a drug company has invested hundreds of millions of dollars to develop a new product, only to find that some clinical trial participants have unacceptable side-effects to it, that company is typically forced to abandon the candidate drug just before the finish line," Margus said. "With our genome-wide scanning technology, we hope to identify individuals at risk for these side effects, allowing these drugs to have a significant market."

To associate individual genetic profiles with drug response, a pharmaceutical company needs to analyze the DNA of many of the participants in the trial and then find the genetic differences that can be used to categorize patients by their responses. Only then can it obtain regulatory approval to market the drug and to recoup its R&D investment. "There are dozens of drugs sitting on shelves at pharmaceutical companies that are safe and effective for ninety percent of the population. By using whole genome scanning to identify the ten percent of people who don't respond well, we can dramatically increase the availability of important drugs," Margus emphasized.

Specific details of the agreements between Perlegen Sciences and Affymetrix were not disclosed, and the agreements are subject to final documentation and the approval of the Board of Affymetrix.

The first word of the new company's name, "Perlegen," is derived from a Latin word, "perlego," that means "to scan, to examine all over, to survey thoroughly, or to read through."

Affymetrix is a leader in developing and commercializing systems to acquire, analyze and manage complex genetic information in order to improve the quality of life. Affymetrix' GeneChip-Registered Trademark- system consists of disposable DNA probe arrays containing gene sequences on a chip, reagents for use with the probe arrays, a scanner, and other instruments to process the probe arrays and software to analyze and manage genetic information. Affymetrix' spotted array system enables individual researchers to create and analyze custom microarrays on an easy-to-use, cost efficient platform.

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Additional information on Affymetrix and GeneChip technology can be found at
www.affymetrix.com.

All statements in this press release that are not historical are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix' "expectations," "beliefs," "hopes," "intentions," "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to, uncertainties relating to technological approaches, product development, manufacturing, market acceptance, personnel retention, equity dilution, uncertainties related to the ability to realize benefits from acquisitions, uncertainties related to cost and pricing of Affymetrix products, dependence on collaborative partners, uncertainties relating to sole source suppliers, uncertainties relating to FDA and other regulatory approvals, competition, risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix' Annual Report on Form 10-K for the year ended December 31, 1999 and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix' expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. Affymetrix, GeneChip and the Affymetrix logo are registered trademarks used by Affymetrix, Inc.

Perlegen Sciences is a trademark of Perlegen Sciences, Inc.

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